Exhibit 99.3

               ASSIGNMENT OF SALE, PURCHASE AND ESCROW AGREEMENT

        This Assignment of Sale, Purchase and Escrow Agreement (this "Assignment") is made to be effective as of February 22, 2006, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("Assignor"), and BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership ("Assignee").

                                   BACKGROUND

        A. Assignor, as Purchaser, has entered into that certain Sale, Purchase and Escrow Agreement dated as of February 21, 2006 (the "Agreement"), with Metropolitan Life Insurance Company, a New York corporation as Seller, with respect to an office building having a street address of 12600 Whitewater Drive, Minnetonka, Minnesota, as more particularly described in the Agreement.

        B. Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

                                   AGREEMENT

        For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor's interest in the Agreement. Assignee accepts the assignment and assumes and shall perform all of Assignor's duties as Purchaser under the Agreement.



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EXECUTED to be effective as of the day and year first above written.

                                       ASSIGNOR:

                                       HARVARD PROPERTY TRUST, LLC,
                                       a Delaware limited liability company


                                       By:_________________________________
                                           Gerald J. Reihsen, III
                                           Executive Vice President


                                       ASSIGNEE:

                                       BEHRINGER HARVARD OPERATING
                                       OP I LP, a Texas limited partnership

                                       By: Behringer Harvard Opportunity
                                           REIT I, Inc., a Maryland corporation,
                                           its General Partner


                                       By:_________________________________
                                           Gerald J. Reihsen, III
                                           Executive Vice President